TIDAL TRUST III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 67 and Amendment No. 70, to the Registration Statement on Form N-1A of Fundstrat Granny Shot US Large Cap ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 21, 2024